                                                               EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about October 15, 2002) pertaining to the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel of Psychiatric Solutions, Inc. of our report dated June 21, 2002, with respect to the consolidated financial statements and schedule of PMR Corporation included in PMR Corporation's Annual Report (Form 10-K) for the year ended April 30, 2002, filed with the Securities and Exchange Commission.


San Diego, California
October 14, 2002